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                               AMENDMENT NO. 3 TO
                               PURCHASE AGREEMENT
                                     BETWEEN
                           BIOVENTURE INVESTMENTS KFT
                                       AND
                                 ENTREMED, INC.


         THIS AMENDMENT NO. 3 TO PURCHASE AGREEMENT (the "Amendment") is made and entered into on this 3rd day of August, 2001 by and between EntreMed, Inc., a Delaware corporation ("Seller") and Bioventure Investments kft, a company organized under the laws of Hungary and a wholly-owned subsidiary of Royalty Pharma AG, a Swiss stock corporation ("Buyer").

         WHEREAS, Seller and Buyer are parties to that certain Purchase Agreement dated as of June 15, 2001, as amended by Amendment No. 1 dated as of July 13, 2001 and by Amendment No. 2 dated as of July 31, 2001(as so amended, the "Purchase Agreement") pursuant to which Seller agreed, subject to the terms thereof, to sell, transfer, assign and deliver to Buyer all of Seller's right, title and interest in and to the Net Celgene Payments;

         WHEREAS, Seller and Buyer wish to amend the Purchase Agreement to provide that the Purchase Agreement may be terminated at any time prior to the Closing by either Buyer or Seller if the Closing shall not have been consummated on or before August 8, 2001;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment and in the Purchase Agreement, and pursuant to
Section 9.02(a) of the Purchase Agreement, Seller and Buyer do hereby amend the Purchase Agreement, as follows:

         1. Section 8.01(b) of the Purchase Agreement is hereby amended by deleting the reference to "August 3, 2001" wherever it appears in said Section 8.01(b) and replacing it with "August 8, 2001."

         2. Definitions. All capitalized terms used, but not defined herein, shall have the respective meanings ascribed to them in the Purchase Agreement.

         3. Governing Law. This Amendment shall be governed by, construed in accordance with, the laws of the State of New York (without regard to conflict of laws provisions).

         4. Entire Agreement. The Purchase Agreement, as amended hereby, constitutes the full and entire understanding between the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         5. Full Force and Effect. Except as amended hereby, the Purchase Agreement shall remain in full force and effect.

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         6.       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7. Headings. Headings in this Amendment are included for reference only and have no effect upon the construction or interpretation of any part of this Amendment.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 ENTREMED, INC.


                                 By: /s/ James D. Johnson
                                    -----------------------------------------
                                    Name:  James D. Johnson
                                    Title: General Counsel



                                 BIOVENTURE INVESTMENTS KFT

                                 By: /s/ I Zentai
                                    -----------------------------------------
                                    Name:  Istvan Zentai
                                    Title: Managing Director